UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 2, 2025

Cogent Communications Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51829	46-5706863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2450 N St NW, Washington, D.C.	20037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     202-295-4200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.001 per share	CCOI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.  Regulation FD Disclosure.

Notes Offering

On June 2, 2025, Cogent Communications Holdings, Inc. (the “Company”) announced that two of its wholly owned subsidiaries, Cogent Communications Group, LLC (f/k/a Cogent Communications Group, Inc.) (“Cogent Group”) and Cogent Finance, Inc. (the “Co-Issuer” and, together with Cogent Group, the “Issuers”), intend to commence an offering of $600.0 million aggregate principal amount of senior secured notes due 2032 (the “Notes”) for issuance in a private placement not registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”). The Notes are being offered and sold only to persons reasonably believed to be qualified institutional buyers in an unregistered offering pursuant to Rule 144A under the Securities Act and to certain non-U.S. persons in transactions outside the United States in compliance with Regulation S under the Securities Act. The Notes will be jointly and severally guaranteed on a senior secured basis by each of Cogent Group’s existing and future material domestic subsidiaries (other than the Co-Issuer), subject to certain exceptions. In addition, the Notes will be guaranteed on a senior unsecured basis by the Company; however, the Company will not be subject to the covenants under the indenture governing the Notes (the “Indenture”).

Cogent Group intends to use a portion of the net proceeds from the offering to finance the redemption in full of the Issuers’ outstanding $500.0 million aggregate principal amount of 3.500% senior secured notes due 2026 (the “Existing Secured Notes”). Cogent Group intends to use the remainder of the net proceeds for general corporate purposes and/or to make special or recurring dividends to the Company.

There can be no assurance that the issuance and sale of the Notes will be consummated or that any of the Existing Secured Notes will be redeemed.

On June 2, 2025 the Company issued a press release announcing its intention to commence the offering of the Notes, a copy of which is attached as Exhibit 99.1.

The information in this Current Report on Form 8-K (this “Current Report”) does not constitute an offer to sell or a solicitation of an offer to buy any of the Notes. The offering is not being made to any person in any state or jurisdiction in which the offer, solicitation or sale is unlawful. The Notes have not been and will not be registered under the Securities Act, and may not be offered or sold absent registration or an applicable exemption from registration requirements. This Current Report does not constitute a notice of redemption of the Existing Secured Notes or an offer to tender for, or purchase, any Existing Secured Notes or any other security.

Other Information

In connection with the offering of the Notes, a preliminary offering memorandum was provided to prospective purchasers containing the following information:

Consolidated Cash Flow

For the 12-month period ended March 31, 2025, Cogent Group’s “Consolidated Cash Flow” as defined in the Issuers’ indentures governing their existing secured and unsecured notes (the “Existing Indentures”) was $310.3 million and Cogent Group’s “Consolidated Cash Flow” as defined in the Indenture would be $452.0 million, in each case, as compared to $423.0 million of “EBITDA, as adjusted for Sprint acquisition costs and cash payments under the IP Transit Services Agreement” for Cogent Group and its subsidiaries. These measures differ in as much as “Consolidated Cash Flow” as defined under the Existing Indentures and the Indenture does not include Sprint acquisition costs and, under the Existing Indentures, does not include any cash payments made under the Company’s previously disclosed agreement for IP transit services. Furthermore, as of March 31, 2025, on an as adjusted basis after giving effect to the offering of Notes and the use of proceeds therefrom, Cogent Group’s consolidated leverage ratio as calculated under the Existing Indentures would have been 6.18x and its consolidated leverage ratio as calculated under the Indenture would have been 4.24x.

The information contained in this Item 7.01, including Exhibit 99.1, shall be considered “furnished” and shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act, nor shall it be deemed incorporated by reference into any reports or filings with the U.S. Securities and Exchange Commission (the “SEC”), whether made before or after the date hereof, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

Except for historical information and discussion contained herein, statements contained in this Current Report constitute forward-looking statements within the meaning of the U.S. securities laws. These forward-looking statements do not include the impact of any mergers, acquisitions, divestitures, or business combinations that may be announced or closed after the date hereof. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Such statements include, but are not limited to, statements regarding whether the Issuers will offer and issue the Notes and the terms of the Notes, the anticipated use of proceeds from the offering, the redemption of the Existing Secured Notes and other statements identified by words such as “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “anticipates,” “estimates,” “intends,” “plans,” and similar expressions. The statements in this Current Report are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Numerous factors could cause or contribute to such differences, including, among others, risks related to the offering of the Notes or the redemption of the Existing Secured Notes, including that such transactions may not occur; the impact of the Company’s acquisition of Sprint Communications LLC and its subsidiaries (the “Sprint Business”), including difficulties integrating the Company’s business with the acquired Sprint Business, which may result in the combined company not operating as effectively and efficiently as expected; transition services required to support the Sprint Business and the related costs continuing for a period longer than expected; vaccination and in-office requirements; delays in the delivery of network equipment or optical fiber; loss of key right-of-way agreements; future economic instability in the global economy, including the risk of economic recession and recent bank failures and liquidity concerns at certain other banks, which could affect spending on Internet services; the impact of changing foreign exchange rates (in particular Euro to U.S. dollar and Canadian dollar to U.S. dollar exchange rates) on the translation of the Company’s non-U.S. dollar denominated revenues, expenses, assets and liabilities into U.S. dollars; legal and operational difficulties in new markets; the Company’s ability to maintain our regulatory licenses that are required in the markets in which we operate; the imposition of a requirement that we contribute to the U.S. Universal Service Fund on the basis of the Company’s Internet revenue; changes in government policy and/or regulation, including rules regarding data protection, cyber security and net-neutrality; increasing competition leading to lower prices for the Company’s services; the Company’s ability to attract new customers and to increase and maintain the volume of traffic on the Company’s network; the ability to maintain the Company’s Internet peering and right-of-way arrangements on favorable terms; the ability to renew the Company’s long-term leases of optical fiber and right-of-way agreements that comprise the Company’s network; the Company’s reliance on a limited number of equipment vendors, and the potential for hardware or software problems associated with such equipment; tariffs imposed on equipment we purchase for the Company’s network or other similar government-imposed fees and charges; the dependence of the Company’s network on the quality and dependability of third-party fiber and right-of-way providers; the Company’s ability to retain certain customers that comprise a significant portion of the Company’s revenue base; the management of network failures and/or disruptions; the Company’s ability to make payments on the Company’s indebtedness as they become due; outcomes in litigation; and risks associated with variable interest rates under the Company’s interest rate swap agreement, as well as other risks discussed from time to time in the Company’s filings with the SEC, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025. The Company undertakes no duty to update any forward-looking statement or any information contained in this Current Report or in other public disclosures at any time.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits:

Exhibit
Number	Description

99.1	Press Release of Cogent Communications Holdings, Inc., dated June 2, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2025

Cogent Communications Holdings, Inc.

By:	/s/ David Schaeffer
Name: David Schaeffer
Title: President and Chief Executive Officer